Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Carole R. Artman-Hodge
	Tel	203 356 1318
	Email	investorrelations@mxenergy.com

MXENERGY ANNOUNCES PRIVATE EXCHANGE OFFER AND CONSENT SOLICITATION FOR ITS FLOATING RATE SENIOR NOTES DUE 2011

Stamford, Conn., June 26, 2009 – MxEnergy Holdings Inc. (the “Company” or “MXenergy”) announced today that it intends to commence a private exchange offer (the “Exchange Offer”) to exchange any and all of the Company’s outstanding Floating Rate Senior Notes due 2011 (CUSIP Nos. 62846X AA3; U62432 AA4;62846X AC9) (the “Notes”), excluding Notes held by the Company.  For each $1,000 principal amount of Notes exchanged in the Exchange Offer, an eligible holder will receive (i) a cash payment of $138.15, (ii) $393.33 principal amount of a new series of the Company’s 13% Senior Secured Notes due 2014 (the “New Notes”) and (iii) 188.91 shares of the Company’s common stock (the “Exchange Common Stock”).  The consideration for Notes validly tendered and not validly withdrawn in the Exchange Offer shall also include accrued and unpaid interest, if any, on such principal amount of Notes tendered from the most recent interest payment date preceding the Settlement Date (as defined below) to, but not including, the Settlement Date.

Concurrently with the Exchange Offer, the Company is also soliciting consents from holders of the Notes (the “Consent Solicitation”) for certain proposed amendments to the indenture under which the Notes were issued to eliminate or amend substantially all of the restrictive covenants and modify a number of the events of default and certain other provisions (including the change of control provisions) presently contained in the indenture (collectively, the “Proposed Amendments”).  In order to amend the indenture, consents are required from holders of at least a majority in aggregate principal amount of the outstanding Notes (excluding Notes held by the Company).  Holders of Notes holding $121,075,000 aggregate principal amount of such outstanding Notes (approximately 73% of the outstanding Notes, excluding Notes held by the Company) have entered into an agreement with the Company to tender their Notes and deliver consents to the Proposed Amendments in the Exchange Offer and Consent Solicitation.  This agreement is sufficient to approve the Proposed Amendments, although the Exchange Offer and Consent Solicitation are subject to a number of additional conditions.

The Company shall also pay an early consent payment of $30 for each $1,000 in principal amount of the Notes to holders who validly tender (and do not validly withdraw) their Notes and provide their consents to the Proposed Amendments to the indenture governing the Notes prior to 5:00 p.m., New York City time, on July 13, 2009 (the “Early Consent Deadline”).  Holders who validly tender and do not validly withdraw their Notes in the

Exchange Offer and Consent Solicitation will be deemed to have consented to the Proposed Amendments.  Partial tenders of Notes will not be permitted.

The Company’s obligations under the Exchange Offer and Consent Solicitation are conditioned upon, among other things, the satisfaction or waiver of the following conditions: (i) its receipt of validly tendered Notes representing 90% in aggregate principal amount of the outstanding Notes, excluding Notes held by the Company (the “Minimum Tender Condition”), on or prior to the Expiration Date (as defined below), (ii) its entrance into facilities to refinance and replace its existing revolving credit facility and existing hedge facility (the “New Facilities”), (iii) its entrance into an amendment to its current credit facility with Denham Commodity Partners LP (the “Amended Denham Credit Facility”), (iv) the conversion of the Company’s Series A Convertible Preferred Stock into common stock, (v) the creation of a management incentive plan and (vi) the receipt of any required consents from government bodies or authorities which are required in order to consummate the Exchange Offer and Consent Solicitation.

The Exchange Offer and Consent Solicitation will expire at 12:00 midnight, New York City time, on July 28, 2009, unless extended or earlier terminated (as such date and time may be extended, the “Expiration Date”).  Notes (and related consents) tendered in the Exchange Offer and Consent Solicitation may be withdrawn at any time prior to 5:00 p.m., New York City time, on July 13, 2009 (as such date and time may be extended, the “Withdrawal Deadline”), but may not be withdrawn after that deadline.  The “Settlement Date” for the Exchange Offer and Consent Solicitation will be promptly after the Expiration Date, subject to the satisfaction and waiver of all the conditions precedent to the Exchange Offer and Consent Solicitation.

The New Notes will be guaranteed by all of the Company’s subsidiaries that guarantee the Notes (the “Guarantors”).  In addition, the New Notes (and related guarantees) will be secured on a third lien priority basis by substantially all of the assets of the Company and the Guarantors; provided that the New Notes (and related guarantees) will have a first priority security interest on a notes escrow account that will have cash, cash equivalents or government securities in an amount sufficient to make two semi-annual interest payments.

The Exchange Offer and Consent Solicitation is being made in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), as well as Regulation S promulgated under the Securities Act.  Accordingly, the New Notes and the Exchange Common Stock have not been initially registered under the Securities Act, or under any state securities laws and, unless and until so registered, none of the New Notes or the Exchange Common Stock may be offered, sold, exercised or converted except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Exchange Offer and Consent Solicitation is being made only to accredited investors inside the United States and certain non-U.S. investors located outside the United States that have executed and delivered an eligibility letter.

Documents relating to the Exchange Offer and Consent Solicitation will only be distributed to holders of Notes who complete and return the letter of eligibility confirming that they are within the category of eligible holders for this private offer. Holders who desire a copy of the eligibility letter should contact the Information Agent and Exchange Agent for the Exchange

Offer and Consent Solicitation, Global Bondholder Services Corporation, at (866) 387-1500 (Toll Free) or (212) 430-3774 (Banks and Brokers only).

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or the New Notes. The Exchange Offer and Consent Solicitation is being made only by, and pursuant to the terms set forth in the Offering Memorandum and Consent Solicitation Statement, dated as of June 26, 2009 and accompanying Letter of Transmittal and Consent, dated as of June 26, 2009, and the information in this news release is qualified by reference to the Offering Memorandum and Consent Solicitation Statement and the accompanying Letter of Transmittal and Consent. Subject to applicable law, the Company may amend, extend or terminate the Exchange Offer and Consent Solicitation.  Persons with questions regarding the Exchange and Consent Solicitation should contact the Information Agent, Global Bondholder Services Corporation, at (866) 387-1500 (Toll Free) or (212) 430-3774 (Banks and Brokers only).

About MXenergy

MXenergy is one of the fastest growing retail natural gas and electricity suppliers in North America, serving approximately 500,000 customers in 39 utility territories in the United States and Canada. Founded in 1999 to provide natural gas and electricity to consumers in deregulated energy markets, MXenergy helps residential customers and small business owners control their energy bills by providing both fixed and variable rate plans. MXenergy is committed to best practices in environmental conservation and is a member of the Chicago Climate Exchange and an Energy Star Partner. For more information, contact Carole R. Artman-Hodge, Executive Vice President, MXenergy, at 203.356.1318 or by email at investorrelations@mxenergy.com.

Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors.  These risks and uncertainties include, but are not limited to, our future performance generally; our business goals, strategy, plans, objectives and intentions; our integration of the assets we acquired from Shell Energy Services Company, L.L.C. in August 2006; expectations concerning future operations, margins, profitability, attrition, bad debt, interest rates, liquidity and capital resources; and expectations regarding the effectiveness of our hedging practices and the performance of suppliers, pipelines and transmission companies, storage operators, independent system operators, and other counterparties supplying, transporting, and storing physical commodity.  MXenergy does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.

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